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                                                                       EXHIBIT 4



                        1994 DIRECTOR STOCK OPTION PLAN


                                       OF


                            INSTEEL INDUSTRIES, INC.





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                       1994 DIRECTOR STOCK OPTION PLAN OF
                            INSTEEL INDUSTRIES, INC.


1.       Purpose.

                 The purpose of the 1994 Director Stock Option Plan of Insteel Industries, Inc. (the "Plan") is to encourage and enable nonemployee members of the Board of Directors (the "Board") of Insteel Industries, Inc. (the "Corporation"), to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of nonqualified stock options (individually, an "Option," and collectively, "Options") to nonemployee Directors. For the purposes herein, a "nonemployee Director" shall mean a Director who is not at the time an option is granted an employee of the Corporation or a related corporation.

2.       Administration of the Plan.

                 (a) The Plan shall be administered by a committee comprised of employee Directors appointed by the Board of Directors (the "Committee"). The Committee shall be comprised of no fewer than the minimum number of persons as may be required by Rule 16b-3.

                 (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to establish, amend and rescind rules and regulations for the administration of the Plan; to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan; and to make all other determinations deemed necessary or advisable for administering the Plan.

                 (c) Notwithstanding Paragraph 2(b), to the extent necessary to comply with Rule 16b-3, provisions in the Plan relating to the selection of recipients of Options and the amount, price and timing of Options shall not be subject to the discretion of the Committee or any other person.

3.       Effective Date; Term of the Plan.

                 The effective date of the Plan shall be September 23, 1994. Options may be granted under the Plan on or after the effective date, but not after September 22, 2004.

4.       Shares of Common Stock Subject to the Plan.

                 The number of shares of Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 200,000 shares of authorized but unissued Common Stock. The Corporation hereby reserves sufficient authorized shares to provide for the exercise of such Options. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subjected to an Option granted under the Plan. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital
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structure of the Corporation or a related corporation affecting the Common
Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Options or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options.

5.       Eligibility.

                 An Option may be granted only to an individual who is a nonemployee Director on the date the Option is granted.

6.       Grant of Option.

                 Following the close of business of the Corporation on the date of the annual meeting of shareholders of the Corporation held each year during the term of the Plan, commencing with the 1995 annual meeting, each nonemployee Director who is eligible to receive an Option under the Plan (an "Optionee") shall be granted the Option to purchase 2,000 shares of Common Stock.

7.       Option Price.

                 The price per share of Common Stock at which an Option may be exercised (the "Option Price") shall be the fair market value per share of the Common Stock on the date the Option is granted. For this purpose, the fair market value of the Common Stock shall be determined in good faith by the Committee, and shall mean (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the date the Option is granted or, if there are no shares traded on the date of grant, the last trading day prior to the date of grant; or (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange, but is traded on the over the counter market, then the fair market value shall be the closing sales price of such Common Stock as reported in the NASDAQ National Market System on the date the Option is granted, or, if the Option is not granted on a trading date, then on the trading date nearest preceding the date the Option is granted for which closing sales price information is available on the NASDAQ National Market System; or
(iii) if the Common Stock ceases to be traded on the open market, then in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Internal Revenue Code of 1986, as amended (the "Code") and accompanying regulations.

8.       Option Period and Limitations on the Right to Exercise Options.

                 (a) The period during which an Option may be exercised (the "Option Period") shall be ten years from the date of grant. An Option may be exercised in whole or in part at any time or from time to time during the Option Period. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate. Except as provided in Paragraph 9, no Option shall be exercised unless the Optionee is, at the time of exercise, a nonemployee Director and has been a Director continuously since the date the Option was granted. Any Option held by an Optionee who does not remain a Director for reasons other than the death, disability or retirement of the Optionee shall terminate.

                 (b) An Option may be exercised by giving written notice to the Committee or its





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         designee at such time and place as the Committee shall direct.  Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash or shares of Common Stock owned by the Optionee at the time of exercise, or in any combination of cash and shares; (ii) funds borrowed from the Corporation; (iii) delivery of written notice of exercise to the Committee and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (iv) a combination of such methods. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, which shall be determined in good faith by the Committee and shall be
         (i) the price per share of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the last trading day nearest preceding the date on which the option is exercised; or (ii) if the Common Stock is not listed and traded on the New York Stock Exchange or another recognized securities exchange but is traded in the over the counter market, then the fair market value shall be the closing sales price of such Common Stock as reported in the NASDAQ National Market System on the last trading day nearest preceding the date of exercise; or (iii) if the shares of the Company cease to be traded on the open market, then in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations. The closing with respect to the exercise of an Option shall occur on the date specified in the notice of exercise, and shall take place at the principal place of business of the Corporation, or such other place as the Committee and the Optionee shall agree. Notwithstanding the foregoing, the closing may be delayed for such time period as is necessary to enable the Corporation to comply with any federal and state securities laws applicable to the exercise of the Options granted hereby.

                 (c) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

9.       Death, Disability or Retirement of the Optionee

                 (a) If an Optionee dies while a Director or following the disability or retirement of the Director as described below, and if, when that death occurs, all or part of the Optionee's Option is outstanding, any portion of the Option which could have been exercised immediately before the Optionee's death shall be exercisable at any time within one year after the Optionee's death by the executor or administrator of the Optionee's estate, or by such person or persons as may acquire all or part of such Option by will or by the laws of intestate succession; provided, that no Option may be exercised after the close of the Option Period.

                 (b) If an Optionee becomes disabled as a Director, any portion of the Option which could have been exercised immediately before the commencement of the disability may be exercised at any time during the Option Period. For the purposes herein, "disability" shall mean a determination that the individual is unable to perform his regular duties as a Director by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration. The Committee shall determine whether a Director is disabled.





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                 (c)      If an Optionee retires as a Director in accordance
         with the policies of the Company then in effect relating to the retirement of Directors, any portion of the Option which could have been exercised immediately before the retirement of the Director may be exercised at any time during the Option Period.

10.      Nontransferability of Options.

                 Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), or any successor statutes or rule:

                 (a) An Option shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder). An Option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.

                 (b) Shares of Common Stock acquired upon exercise of an Option shall not be disposed of by the Optionee until the expiration of six months after the date the Option was granted.

11.      Certain Definitions.

                 For purposes of the Plan, the following terms shall have the meaning indicated:

                 (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

                 (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                 (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                 (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

12.      Stock Option Agreement.

                 The grant of any Option under the Plan shall be evidenced by the execution of an agreement





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(the "Agreement") between the Corporation and the Optionee, a specimen of which is attached to the Plan and made a part hereof by reference. Each such Agreement shall set forth the date of grant of the Option, the Option Price and the Option Period.

13.      Restrictions on Shares.

                 The Committee may impose such restrictions on any shares issued pursuant to the exercise of Options granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, under the requirements of the New York Stock Exchange and under any Blue Sky or securities laws applicable to such shares. The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

14.      Amendment or Termination.

                 The Plan may be amended or terminated by action of the Board; provided, that such amendment or termination shall not, without the consent of the Optionee, adversely affect the rights of the Optionee with respect to an Option previously granted; and provided further, that shareholder approval shall be required for any amendments which require such approval in order to secure an exemption from Section 16(b) of the Act. Notwithstanding the foregoing, the provisions contained in the Plan setting forth the amount of shares for which Options may be granted, the timing of grants and the method for determining the Option Price may not be amended more frequently than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. The term of the Plan shall end on the earlier of: (i) the effective date of termination of the Plan by the Board, or (ii) that date Options have been granted to purchase the last of the aggregate shares which are available for Options hereunder. Any Options outstanding at the end of the term shall continue to be outstanding and exercisable for the remainder of the Option Period.

15.      Predecessor Plan.

                 As of the effective date of the Plan, no further options shall be granted under the 1990 Director Stock Option Plan of Insteel Industries, Inc., as amended (the "Predecessor Plan"). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options granted prior to the effective date under the Predecessor Plan.

16.      Section 16(b) Compliance.

                 It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3 or successor rules applicable to the Plan.

17.      Applicable Law.

                 Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.





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                 IN WITNESS WHEREOF, this 1994 Director Stock Option Plan of
Insteel Industries, Inc. has been executed in behalf of the Corporation as of the 15th day of August, 1995.

                                           INSTEEL INDUSTRIES, INC.


                                           By: H. O. WOLTZ, III
                                              --------------------------------
                                               H. O. Woltz, III, President

Attest:


GARY D. KNISKERN
----------------------------------
Gary D. Kniskern, Secretary


[Corporate Seal]





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                      1994 DIRECTOR STOCK OPTION AGREEMENT
                                       OF
                            INSTEEL INDUSTRIES, INC.


                 THIS AGREEMENT, made the ____ day of ____________, 199__, between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Corporation"), and ______________ (the "Optionee");

                               R E C I T A L S :

                 In furtherance of the purposes of the 1994 Director Stock Option Plan of Insteel Industries, Inc. (the "Plan"), the Corporation and the Optionee hereby agree as follows:

                 1. The rights and duties of the Corporation and the Optionee under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is attached to this Agreement and the terms of which are incorporated herein by reference.

                 2. The Corporation hereby grants to the Optionee pursuant to the Plan, as a matter of separate inducement and agreement in connection with his services to the Corporation or a related corporation, the right and option (the "Option") to purchase all or any part of an aggregate of _____________ (____) shares of the Common Stock of the Corporation (the "shares"), at the purchase price of $_________ per share. The Option will expire if not exercised in full on or before the _____ day of _____________________, _____.

                 3. The period during which the Option may be exercised shall be ten years from the date hereof. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option. Upon the exercise of an Option in whole or in part, the Optionee shall pay the purchase price to the Corporation in accordance with the provisions of Paragraph 8 of the Plan, and the Corporation shall as soon thereafter as practicable deliver to the Optionee a certificate or certificates for the shares purchased.

                 4. Nothing contained in this Agreement or the Plan shall require the Corporation to continue the services of the Optionee as a Director for any particular period of time, nor shall it require the Optionee to remain in service to the Corporation as a Director for any particular period of time. Except as otherwise expressly provided in the Plan, all rights of the Optionee under the Plan with respect to the unexercised portion of his Option shall terminate immediately upon termination of the services of the Optionee with the Corporation as a Director.

                 5. This Option shall not be transferable (including by pledge or hypothecation) other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder). This Option shall be exercisable during the Optionee's lifetime only by the Optionee or by his guardian or legal representative.

                 6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
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                 7.       This Agreement shall be governed by and construed in
accordance with the laws of the State of North Carolina.

                 IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Optionee on the day and year first above written.

                                        INSTEEL INDUSTRIES, INC.


                                        By: H. O. WOLTZ, III
                                           ------------------------------------
                                            H. O. Woltz, III,  President
Attest:


GARY D. KNISKERN
-------------------------
Gary D. Kniskern, Secretary

[Corporate Seal]

                                           OPTIONEE


                                           ___________________________
                                           Printed Name:______________





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